UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

ADS IN MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53460	95-4856713
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

159 South Street Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-984-7998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 3 on Form 8-K/A (this “Third Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Ads In Motion, Inc. (the “Company”) on February 14, 2011 (the “Original Filing”), as amended by Amendment No. 1 to the Original Filing filed by the Company on Form 8-K/A on April 11, 2011 (the “First Amendment”) and Amendment No. 2 to the Original Filing filed by the Company on Form 8-K/A on May 9, 2011 (the “Second Amendment” and, together with the Original Filing and the First Amendment, the “Amended Filing”), in response to comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Amended Filing.  Only Item 4.01 has been amended and restated in this Third Amendment.  Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This Third Amendment should be read in conjunction with the Amended Filing and the Company’s filings made with the Commission subsequent to the Original Filing, including any amendments to those filings.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Third Amendment to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Ads In Motion, Inc. and its consolidated subsidiaries.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Previous Independent Registered Public Accounting Firm

On February 8, 2011, our Board of Directors approved the dismissal of Chang G. Park, CPA (“Park”) as our independent auditor, effective immediately.

Park’s reports on our financial statements as of and for the fiscal years ended May 31, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended May 31, 2010 and 2009 and through Park’s dismissal on February 8, 2011, there were (1) no disagreements with Park on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Park, would have caused Park to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

We furnished Park with a copy of this disclosure on February 8, 2011, providing Park with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree.  We have been unable to obtain such letter from Park, which such letter is required to be filed as Exhibit 16.1 to this Current Report on Form 8-K, despite repeated attempts by the Company to do so.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Park as our independent auditor, the Board of Directors appointed Friedman, LLP (“Friedman”) as our independent auditor.

During the years ended May 31, 2010 and 2009 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Friedman with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Friedman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2011	ADS IN MOTION, INC.

	By:	/s/ Jordan Glatt
Jordan Glatt
President and Chief Executive Officer